UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006.

XINHUA CHINA LTD. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-33195 (Commission File Number)	88-0437644 (IRS Employer Identification No.)

A-11 Chaowai Men Property Trade Center Office Building, No. 26 Chaoyangmen Wai St., Chaoyang District, Beijing, P.R. China (Address of principal executive offices)	100020 (Zip Code)

Registrant's telephone number, including area code 86-10-85656588

NA (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of December 29, 2006, Xinhua China Ltd. (the "Company"), Cornell Capital Partners, L.P. ("Cornell"), and Highgate House Funds, Ltd. (“Highgate”) (Cornell and Highgate, collectively referred to herein as the “Buyers”), executed a Forbearance and Settlement Agreement (the "Agreement"), whereby the Company agrees to make certain payments to the Buyers, with respect to the Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into between the Company and the Buyers on November 23, 2005, as amended on March 23, 2006, on the convertible debentures in the amounts of $1,250,000 (to Highgate on November 23, 2005) and $2,000,000 (to Cornell on March 23, 2006) (the “Convertible Debentures”) in accordance with the terms and conditions set forth in the Agreement.

The Company desires to sell its 95% equity interest in its Beijing Boheng Investments subsidiary (the “Subsidiary”) for a purchase price of 15,000,000 RMB (approx. $1,890,000), which funds will be paid to the Company periodically over the course of approximately two years and which sale of the Subsidiary requires the consent of the Buyers.  In accordance with this Agreement, the Company agrees to use the proceeds from the sale of the Subsidiary to repay the principal and interest due to the Buyers under the Convertible Debentures in exchange for the Buyers agreeing to: (i) waive on a one-time basis only any accrued liquidated damages owing to the Buyers; (ii) not apply the redemption premium on the scheduled repayments; (iii) converting the Convertible Debentures in an amount equal to at least the amount of a scheduled repayment subject to certain conditions; (iv) no additional liquidated damages accruing during the term of this Agreement; (v) permitting the Company to withdraw the Registration Statement filed on March 28, 2006 with the SEC in connection with the Convertible Debentures; (vi) during the term of this Agreement, waiving the requirement for the Company to receive written consent of each Buyer for any organizational change (as defined in the Securities Purchase Agreement) to be directly or indirectly consummated by the Company, and that the Company will not effectuate any stock splits for at least six months without the consent of the Buyers; and (vii) terminate the provisions for security shares as set forth in Section 9 of the Securities Purchase Agreement and in Section 2 of the Transfer Agent Instructions upon receipt by the Buyers of the first scheduled repayment amount.

In addition, Highgate shall exercise its rights to purchase warrant shares pursuant to the Warrant issued to it under the Securities Purchase Agreement on November 23, 2005, on a cashless basis in an amount of 200,000 shares of common stock of the Company in every three month period with the Company’s counsel issuing a customary Rule 144 legal opinion to the extent that such warrant shares may be resold in accordance with Rule 144.

The foregoing description of the Forbearance and Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Forbearance and Settlement Agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Forbearance and Settlement Agreement between the Company, Cornell Capital Partners, L.P. and Highgate House Funds, Ltd., dated effective December 29, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 18, 2007

                                                                                                XINHUA CHINA LTD.

                                                                                                By:          /s/ Xianping Wang
                                                                                                Name:    Xianping Wang
                                                                                                Title:       President and a Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
10.1	Forbearance & Settlement Agreement between the Company, Cornell Capital Partners, L.P. and Highgate House Funds, Ltd., dated effective December 29, 2006.	5